UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
From time to time, senior management of Pioneer Energy Services (the “Company”) meets with groups of investors and business analysts. The slides attached to this report have been prepared in connection with management's participation in such meetings and participation in the UBS Global Oil & Gas Conference on May 20, 2015. The slides provide an update on the Company's operations and certain recent developments, which among others, include the following:

•	Drilling

◦	In May, sold four lower-horsepower rigs, two of which were not previously held-for-sale, for net proceeds of $4.8 million

▪	Expect to end 2015 with 32 rigs in the US and 8 rigs in Colombia for a total of 40 rigs

◦	April utilization was 71% (based on 38 rigs); current utilization is 58% (based on 36 rigs)

◦	Expect to recognize $53.0 million of early termination revenues throughout 2015 and the first quarter of 2016

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016
Early Termination Revenue ($ millions)	$0.3	$11.3	$16.0	$11.7	$9.2	$4.6
Early Termination Revenue Days	23	487	785	513	401	200

•	Well Servicing

◦	April utilization was 74%

•	Coiled Tubing

◦	April utilization was 31%
The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides are available on the Company's website at www.pioneeres.com.
Safe Harbor Statement
Statements contained in this report and Exhibit 99.1 to this report that state the Company's or its management's expectations and assumptions about future events are forward-looking statements intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results could differ materially from those projected or assumed in such forward-looking statements. Factors that could affect those results include, among others, those mentioned in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 which has been filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Slides for Company presentations to be used from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER ENERGY SERVICES

By: /s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: May 20, 2015